Exhibit 10.3

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT is made as of December 10, 2009 by AE ADVANCED FUELS KEYES, INC., a Delaware corporation (“Guarantor”), in favor of THIRD EYE CAPITAL CORPORATION (“Agent”) for itself and the Purchasers a party to the Purchase Agreement defined below.

RECITALS

A.

AE Biofuels, Inc. (the “Company”), Agent and the Purchasers named therein entered into a certain Note and Warrant Purchase Agreement, dated as of May 16, 2008, as amended by that certain Amendment No. 1 to Note and Warrant Purchase Agreement dated as of May 28, 2008 between the Company and Third Eye, as further amended by that certain Amendment No. 2 and Limited Waiver to Note and Warrant Purchase Agreement dated as of July 23, 2008 between the Company and Third Eye and as further amended by that certain Amendment No. 4 and Limited Waiver to Note and Warrant Purchase Agreement dated as of December 10, 2009 between the Company and Third Eye (collectively, the “Purchase Agreement” or the “Note”).

B.

The Company and Third Eye signed an Amendment No. 3 and Limited Waiver to Note and Warrant Purchase Agreement dated March 31, 2009; however, the Company failed to satisfy the conditions precedent to the effectiveness of such amendment and such amendment is hereby deemed null and void. As of the date of this Assignment Agreement, the Note is currently in default.

C.

The Company is the parent company of the Guarantor.  AEB and the Guarantor have entered into a project agreement and lease agreement with Cilion, Inc. in connection with the 55 million gallon per year ethanol plant owned by Cilion, Inc. located in Keyes, California.  The Company plans to receive royalties and other payments and dividends from the Guarantor resulting from the net cash flows provided from operating the leased ethanol plant (collectively with all cash dividends, cash royalties and all other proceeds thereof received by AEB from time to time from the Guarantor, including, without limitation, from project financing raised through or by means of the Program into the Subsidiary and/or the Guarantor, the “Proceeds”). These Proceeds will be used for ordinary business expenses, including repayment of the Company’s outstanding debt and operating expenses.

D.

The Company has agreed to assign to Third Eye, as agent for the Purchasers, and grant to Third Eye a first priority security interest in, fifty percent (50%) of all Proceeds (collectively, the “Assigned Proceeds”) to repay outstanding principal and interest on the Note pursuant to an Assignment of Proceeds Agreement, dated as of December 10, 2009 between the Company and the Agent (as the same may be amended from time to time, the “Assignment Agreement”).

E.

In further consideration for the assignment of the Assigned Proceeds pursuant to the Assignment Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

ARTICLE I

DEFINITIONS

When used in this Guaranty, capitalized terms shall have the meanings specified in the Purchase Agreement, in the foregoing Recitals and as follows:

Event of Default.  “Event of Default” shall have the meaning specified in the Purchase Agreement.

Guaranty.  “Guaranty” shall mean this Guaranty, as the same shall be amended from time to time in accordance with the terms hereof.

Law.  “Law” shall mean any federal, state, local or other law, rule, regulation or governmental requirement of any kind, and the rules, regulations, interpretations and orders promulgated thereunder.

Notes.  “Notes” shall have the meaning given to it in the Purchase Agreement.

Obligations.  “Obligations” shall mean the obligation and liability of the Company to pay to Agent, for the benefit of the Purchasers, the Assigned Proceeds in accordance with the Assignment Agreement, and to otherwise perform its obligations under the Assignment Agreement.

Person.  “Person” shall mean and include an individual, partnership, corporation, trust, unincorporated association and any unit, department or agency of government.

Transaction Documents.  “Transaction Documents” shall have the meaning specified in the Purchase Agreement.

ARTICLE II

THE GUARANTY

2.1

The Guaranty.  Guarantor, for itself, its successors and assigns, hereby unconditionally and absolutely guarantees to Agent and Purchasers the full and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of each of the Obligations.  This is a guaranty of payment and performance and not of collection.

2.2

Waivers and Consents.  (a) Guarantor acknowledges that the obligations undertaken herein involve the guaranty of obligations of a Person other than Guarantor and, in full recognition of that fact, Guarantor consents and agrees that Agent and Purchasers may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof:  (i) supplement, modify, amend, extend, renew, accelerate or otherwise change the time for payment or the other terms of the Obligations or any part thereof; (ii) supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof, or any of the Transaction

Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (iii) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Transaction Documents or the Obligations or any part thereof; (iv) accept partial payments on the Obligations; (v) receive and hold additional security or guaranties for the Obligations or any part thereof; (vi) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Agent and Purchasers in their sole and absolute discretion may determine; (vii) release any Person from any personal liability with respect to the Obligations or any part thereof; (viii) settle, release on terms satisfactory to Agent and Purchasers or by operation of applicable Law or otherwise, liquidate or enforce any Obligations and any security or guaranty in any manner, consent to the transfer of any security and bid and purchase at any sale; and/or (ix) consent to the merger, change or any other restructuring or termination of the corporate existence of Company or any other Person, and correspondingly restructure the Obligations, and any such merger, change, restructuring or termination shall not affect the liability of Guarantor or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Obligations.

(b)

Subject to the subordination provisions contained herein, upon the occurrence and during the continuance of any Event of Default, Agent and/or any Purchaser may enforce this Guaranty independently of any other remedy, guaranty or security Agent or any Purchaser at any time may have or hold in connection with the Obligations or under the Purchase Agreement, and it shall not be necessary for Agent or any Purchaser to marshal assets in favor of Company or any Subsidiary of Company, any other guarantor of the Obligations or any other Person or to proceed upon or against and/or exhaust any security or remedy before proceeding to enforce this Guaranty.  Guarantor expressly waives any right to require Agent or any Purchaser to marshal assets in favor of Company or any other Person or to proceed against Company or any other guarantor of the Obligations or any collateral provided by any Person, and agrees that Agent or any Purchaser may proceed against any obligor and/or the collateral in such order as it shall determine in its sole and absolute discretion.  Agent or any Purchaser may file a separate action or actions against Guarantor, whether action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any such action or actions.  Guarantor agrees that Agent or any Purchaser and Company may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between them, in any manner whatsoever, all without in any way altering or affecting the security of this Guaranty.  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, AGENT, FOR ITSELF AND PURCHASERS, HEREBY ACKNOWLEDGES AND AGREES  THAT THE OBLIGATIONS AND LIABILITIES OF GUARANTOR UNDER THIS GUARANTY TO AGENT AND PURCHASERS ARE SUBORDINATED TO THE OBLIGATIONS AND LIABILITIES OF GUARANTOR TO ANY LENDER PROVIDING FINANCING TO GUARANTOR, INCLUDING ANY SECURITY INTEREST OR LIEN HELD BY SUCH LENDER.

(c)

Agent’s and each Purchaser’s rights hereunder shall be reinstated and revived, and the enforceability of this Guaranty shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by Agent and/or each Purchaser upon the bankruptcy, insolvency or reorganization of any Person, all as though such amount had not been paid.  The rights of Agent and Purchasers created or granted herein and the enforceability of this Guaranty shall remain effective at all times to guarantee the full amount of all the Obligations even though the Obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against Company or any other guarantor of the Obligations and whether or not Company or any other guarantor of the Obligations shall have any personal liability with respect thereto.

(d)

Guarantor expressly waives any and all defenses now or hereafter arising or asserted by reason of:  (i) any disability or other defense of Company or any other guarantor for the Obligations with respect to the Obligations; (ii) the unenforceability or invalidity of any security for or guaranty of the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations; (iii) the cessation for any cause whatsoever of the liability of Company or any other guarantor of the Obligations (other than by reason of the full payment and performance of all Obligations); (iv) any failure of Agent or any Purchaser to marshal assets in favor of Company or any other Person; (v) any failure of Agent or any Purchaser to give notice of sale or other disposition of collateral to Company or any other Person or any defect in any notice that may be given in connection with any sale or disposition of collateral; (vi) any failure of Agent or any Purchaser to comply with applicable Laws in connection with the sale or other disposition of any collateral or other security for any Obligation, including, without limitation, any failure of Agent or any Purchaser to conduct a commercially reasonable sale or other disposition of any collateral or other security for any Obligation; (vii) any act or omission of Agent or any Purchaser or others that directly or indirectly results in or aids the discharge or release of Company or any other guarantor of the Obligations, or of any security or guaranty therefor by operation of Law or otherwise; (viii) any Law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation; (ix) any failure of Agent or any Purchaser to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person; (x) the election by Agent or any Purchaser, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code; (xi) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code; (xii) any use of collateral under Section 363 of the United States Bankruptcy Code; (xiii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person; (xiv) the avoidance of any lien or security interest in favor of Agent or any Purchaser for any reason; (xv) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including without limitation any discharge of, or bar or stay against collecting, all or any of the Obligations (or any interest thereon) in or as a result of any such proceeding; or (xvi) any action taken by Agent or any Purchaser that is authorized by this Section or any other provision of any Transaction Document.  Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.

2.3

Condition of Company.  Guarantor represents and warrants to Agent and each Purchaser that it has established adequate means of obtaining from Company, on a continuing basis, financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of Company and its assets and properties.  Guarantor hereby expressly waives and relinquishes any duty on the part of Agent or any Purchaser (should any such duty exist) to disclose to Guarantor any matter, fact or thing related to the business, operations or condition (financial or otherwise) of Company or its assets or properties, whether now known or hereafter known by Agent or any Purchaser during the life of this Guaranty.  With respect to any of the Obligations, neither Agent nor any Purchaser need inquire into the powers of Company or agents acting or purporting to act on its behalf, and all Obligations made or created in good faith reliance upon the professed exercise of such powers shall be guaranteed hereby.

2.4

Continuing  Guaranty.  This is a continuing guaranty and shall remain in full force and effect as to all of the Obligations until all amounts owing by Company to Agent and each Purchaser on the Obligations shall have been paid in full.

2.5

Subrogation; Subordination.  Guarantor expressly waives any claim for reimbursement, contribution, indemnity or subrogation which Guarantor may have against Company as a guarantor of the Obligations and any other legal or equitable claim against Company arising out of the payment of the Obligations by Guarantor or from the proceeds of any collateral for this Guaranty, until all amounts owing to Agent and each Purchaser under or in connection with the Obligations shall have been paid in full.  In furtherance, and not in limitation, of the foregoing waiver, Guarantor hereby agrees that no payment by Guarantor pursuant to this Guaranty shall constitute Guarantor a creditor of Company.  Until all amounts owing to Agent and each Purchaser under or in connection with the Obligations shall have been paid in full, Guarantor shall not seek any reimbursement from Company in respect of payments made by Guarantor in connection with this Guaranty, or in respect of amounts realized by Agent or any Purchaser in connection with any collateral for the Obligations, and Guarantor expressly waives any right to enforce any remedy that Agent or any Purchaser now has or hereafter may have against any other Person and waives the benefit of, or any right to participate in, any collateral now or hereafter held by Agent or any Purchaser.  No claim which any Guarantor may have against any other guarantor of any of the Obligations or against Company, to the extent not waived pursuant to this Section, shall be enforced nor any payment accepted until the Obligations are paid in full and all such payments are not subject to any right of recovery.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF GUARANTOR

Guarantor hereby represents and warrants to Agent and each Purchaser as follows:

3.1

Authorization.  Each Guarantor is a corporation duly and validly organized and existing under the laws of the State of Delaware, has the corporate power to own its owned assets and properties and to carry on its business, and is duly licensed or qualified to do business in all jurisdictions in which failure to do so would have a material adverse effect on its business or financial condition.  The making, execution, delivery and performance of this Guaranty, and compliance with its terms, have been duly authorized by all necessary limited liability company action of Guarantor.

3.2

Enforceability.  This Guaranty is the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms.

3.3

Absence of Conflicting Obligations.  The making, execution, delivery and performance of this Guaranty, and compliance with its terms, do not violate any existing provision of Law; the certificate of formation or operating agreement of Guarantor; or any agreement or instrument to which Guarantor is a party or by which it or any of its assets is bound.

3.4

Consideration for Guaranty.  The Guarantor acknowledges and agrees with Agent and each Purchaser that but for the execution and delivery of this Guaranty by Guarantor, neither Agent nor any Purchaser would have entered into the Purchase Agreement.  The Guarantor acknowledges and agrees that the Purchase Agreement and the transactions contemplated thereby will result in significant benefit to the Guarantor.

ARTICLE IV

COVENANTS OF THE GUARANTOR

4.1

Actions by Guarantor.  Guarantor shall not take or permit any act, or omit to take any act, that would:  (a) cause Company to breach any of the Obligations; (b) impair the ability of Company to perform any of the Obligations; or (c) cause an Event of Default under the Purchase Agreement.

ARTICLE V

MISCELLANEOUS

5.1

Expenses and Attorneys’ Fees.  Guarantor shall pay all reasonable fees and expenses incurred by Agent or any Purchaser, including the reasonable fees of counsel, in connection with the protection or enforcement of Agent’s or any Purchaser’s rights under this Guaranty, including without limitation the protection and enforcement of such rights in any bankruptcy, reorganization or insolvency proceeding involving Company or Guarantor, both before and after judgment.

5.2

Revocation.  This is a continuing guaranty and shall remain in full force and effect until Agent receives written notice of revocation signed by Guarantor.  Upon revocation by written notice, this Guaranty shall continue in full force and effect as to all Obligations contracted for or incurred before revocation, and as to them Agent and each Purchaser shall have the rights provided by this Guaranty as if no revocation had occurred.  Any renewal, extension, or increase in the interest rate(s) of any such Obligation, whether made before or after revocation, shall constitute an Obligation contracted for or incurred before revocation.  Obligations contracted for or incurred before revocation shall also include credit extended after revocation pursuant to commitments made before revocation.

5.3

Assignability; Successors.  The Guarantor’s rights and liabilities under this Guaranty are not assignable or delegable, in whole or in part, without the prior written consent of Agent.  The provisions of this Guaranty shall be binding upon Guarantor, its successors and permitted assigns and shall inure to the benefit of Agent and Purchasers, and their respective successors and assigns.

5.4

Survival.  All agreements, representations and warranties made herein or in any document delivered pursuant to this Guaranty shall survive the execution and delivery of this Guaranty and the delivery of any such document.

5.5

Governing Law.  This Guaranty and the documents issued pursuant to this Guaranty shall be governed by, and construed and interpreted in accordance with, the Laws of the State of New York, including Section 5-1401 and Section 5-1402 of the New York General Obligations Law, but excluding to the maximum extent permitted by applicable Law, all other conflict of laws principles and choice of law rules of the State of New York.

5.6

Counterparts; Headings.  This Guaranty may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement.  The article and section headings in this Guaranty are inserted for convenience of reference only and shall not constitute a part of this Guaranty.

5.7

Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Guaranty shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid.  Such notices, demands and other communications shall be sent to Agent and to Guarantor at the address indicated below:

To Guarantor:	c/o AE Biofuels, Inc.
20400 Stevens Creek Blvd. Suite 700
Cupertino, CA 95014
Attention: Scott Janssen, Chief Financial Officer

To Agent:	Third Eye Capital Corporation
Brookfield Place, TD Canada Trust Tower
161 Bay Street, Suite 3820
Toronto, Ontario ON M5J 2S1
Canada
Attention: Vice President - Credit

With a copy to:	DLA Piper US LLP
203 North LaSalle Street
Suite 1800
Chicago, Illinois 60601
Attention: Jennifer Homer

5.8

Amendment.  No amendment of this Guaranty shall be effective unless in writing and signed by the Guarantor and Agent.

5.9

Severability.  Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guaranty in such jurisdiction or affecting the validity or enforceability of any provision in any other jurisdiction.

5.10

Taxes.  If any transfer or documentary taxes, assessments or charges levied by any governmental authority shall be payable by reason of the execution, delivery or recording of this Guaranty, Guarantor shall pay all such taxes, assessments and charges, including interest and penalties, and hereby indemnifies Agent and each Purchaser against any liability therefor.

5.11

Jurisdiction and Venue.  Guarantor submits to the jurisdiction of any state or Federal court sitting in New York, New York in any legal suit, action or proceeding arising out of or relating to this Guaranty, (ii) agrees that all claims in respect of the action or proceeding may be heard or determined in any such court and (iii) agrees not to bring any action or proceeding arising out of or relating to this Guaranty in any other court.  Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.  Any party may make service on any other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 5.7.  Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law.  Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Agent or any Purchaser to bring proceedings against Guarantor in the courts of any other jurisdiction.  To the extent provided by law, should Guarantor, after being so served, fail to appear or answer to any summons, complaint, process or papers so served within the number of days prescribed by law after the mailing thereof, Guarantor shall be deemed in default and an order and/or judgment may be entered by the court against Guarantor as demanded or prayed for in such summons, complaint, process or papers.  The exclusive choice of forum for Guarantor set forth in this Section 5.11 shall not be deemed to preclude the enforcement by Agent or any Purchaser of any judgment obtained in any other forum or the taking by Agent or any Purchaser of any action to enforce the same in any other appropriate jurisdiction, and Guarantor hereby waive the right to collaterally attack any such judgment or action.

5.12

Waiver of Right to Jury Trial.  GUARANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS GUARANTY OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.  GUARANTOR AGREES THAT THIS SECTION 5.12 IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGES THAT AGENT AND EACH PURCHASER WOULD NOT ENTER INTO THE PURCHASE AGREEMENT IF THIS SECTION 5.12 WERE NOT PART OF THIS AGREEMENT.

IN WITNESS WHEREOF the undersigned has executed this Guaranty as of the day and year first above written.

AE ADVANCED FUELS KEYES, INC.,
a Delaware corporation

By:	/s/ Eric A. McAfee
Its:	Eric A. McAfee Chief Executive Officer

SIGNATURE PAGE TO GUARANTY